UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    March 29, 2017

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2017, the Human Resources Committee (the “Committee”) of the Pinnacle West Capital Corporation (“Pinnacle West”) Board of Directors (the “Board”) granted to Donald E. Brandt, the Chairman of the Board, President, and Chief Executive Officer of Pinnacle West and the Chairman of the Board, President and Chief Executive Officer of Arizona Public Service Company, a Performance Cash Award (the “Award”) under the Pinnacle West Capital Corporation 2012 Long-Term Incentive Plan. The Award is contingent upon the satisfaction of performance goals and is designed to incent Mr. Brandt to remain in his current role for a 2-year period. The Award is comprised of two tranches, with a maximum potential payout to Mr. Brandt of $4 million. Tranche 1 of the Award will be based upon (i) Pinnacle West meeting a minimum earnings threshold for calendar year 2017 and (ii) the satisfaction, by the date of the February 2018 Committee meeting, of specified milestones (“Year 1 Milestones”) towards the completion of defined succession/development activities relating to several senior management positions (the “S/D Goals”). Tranche 2 of the Award will be based upon (i) Pinnacle West meeting a minimum earnings threshold for calendar year 2018, and (ii) the completion of the S/D Goals by the date of the February 2019 Committee meeting.

In addition to the achievement of the above performance goals, no Award will be payable unless Pinnacle West’s average return on equity for the period January 1, 2017 through December 31, 2017 is at least 8.00% (“ROE Condition”). If the ROE Condition has been met but the Committee determines that neither the 2017 earnings threshold nor the 2018 earnings threshold has been met, then no portion of the Award will be payable. If the ROE Condition has been met and the Committee determines that one of the earnings thresholds has been met but not both, then a minimum Award of $2 million will be payable, provided that if the Committee determines that the S/D Goals have been less than fully satisfied, then the Award may in the Committee’s discretion be adjusted to reflect such partial achievement.

The payment date of the Award will be February 28, 2019 (the “Award Payment Date”), provided that Mr. Brandt is still employed by Pinnacle West on that date. In the event the employment of Mr. Brandt terminates within the retention period, he may be entitled to receive an Award earlier than on the Award Payment Date depending on the circumstances of such termination of employment and whether some or all of the performance goals have been met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: March 31, 2017	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: March 31, 2017	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer